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                                                                    EXHIBIT 99.3


                                 CASH/STOCK ELECTION FORM

TO BE COMPLETED AND SIGNED BY HOLDERS OF COMMON STOCK, SERIES A PREFERRED STOCK OR SERIES B PREFERRED STOCK OF ELEKOM CORPORATION.

NAME(S) AND ADDRESS OF REGISTERED HOLDER(S) OF ELEKOM SHARES:

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NUMBER AND DESCRIPTION OF SHARES HELD:

          shares of Common Stock of ELEKOM
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          shares of Series A Preferred Stock of ELEKOM
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          shares of Series B Preferred Stock of ELEKOM
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        THE DEADLINE FOR SUBMITTING THIS FORM (THE "ELECTION DEADLINE")
               IS 5:00 P.M., PACIFIC TIME, ON ___________, 1998

     Pursuant to the terms of the Agreement and Plan of Reorganization dated as of August 31, 1998 (the "Agreement=) by and among Clarus Corporation ("Clarus"), Elekom Corporation ("ELEKOM") and Clarus CSA, Inc. ("Clarus CSA"), upon consummation of the merger of ELEKOM and Clarus CSA (the "Merger"), each share of ELEKOM will be converted into the right to receive either cash or shares of Clarus Common Stock, or a combination of cash and shares of Clarus Common Stock. ELEKOM=s shareholders are being given the opportunity to elect the form of consideration they will receive in the merger, subject to the election and allocation procedures set forth in Schedule 1.1 to the Agreement.

     For a full discussion of the terms of the merger and effect election, see the Proxy Statement/Prospectus dated _________, 1998, and the Agreement (including Schedule 1.1 to the Agreement), which is attached as Appendix A to the Proxy Statement/Prospectus.

     This election governs the consideration that you, as a shareholder of ELEKOM, will receive if the Merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive. Check one of the boxes below to make an election (i) to have your shares of ELEKOM converted into the right to receive as much cash as possible (a "Cash election"), OR (ii) to have your shares of ELEKOM converted into the right to receive as many
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shares of Clarus Common Stock as possible (a "Stock Election"), OR (iii) to have your shares of ELEKOM converted into the right to receive the amounts of cash and Clarus Common Stock (a "Pro Rata Election"), to which you would be entitled in the absence of a Cash Election option or a Stock Election option. IF YOU DO NOT CHECK ANY OF THESE BOXES, YOU WILL BE DEEMED TO HAVE MADE A PRO RATA ELECTION, and you will receive cash and Clarus Common Stock on a pro rata basis pursuant to the election and allocation procedures set forth in Schedule 1.1 to the Agreement.

                                 ELECTION

                       (THIS SECTION MUST BE COMPLETED)

I hereby elect to receive the following as consideration for my shares of ELEKOM (subject to the election and allocation procedures set forth in Schedule 1.1 to the Agreement):

(CHECK ONLY ONE BOX)

     [ ] CASH ELECTION -- All of my shares of ELEKOM converted into the right to receive as much cash as possible.

     [ ] STOCK ELECTION -- All of my shares of ELEKOM converted into the right to receive as many shares of Clarus Common Stock as possible.

     [ ] PRO RATA ELECTION -- All of my shares of ELEKOM converted into the right to receive cash and shares of Clarus Common stock on a pro rata basis.

YOU WILL BE DEEMED TO HAVE MADE A PRO RATA ELECTION IF:

     1.   No choice is indicated above;

     2. You fail to follow the instructions on this Cash/Stock Election Form or otherwise fail properly to make an election; or

     3. A completed Cash/Stock Election Form is not received by the election Deadline.


     The amount of cash and the number of shares of Clarus Common Stock to be issued in the Merger are fixed within ranges under the terms of the Agreement. Accordingly, no assurance can be given that a Cash Election or Stock Election by any given shareholder can be fully accommodated. If the aggregate elections are not within the ranges specified in the Agreement, the election of each ELEKOM shareholder will be subject to the election and allocation procedures set forth in Schedule 1.1 to the Agreement.
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     TO BE EFFECTIVE, THIS CASH/STOCK ELECTION FORM MUST BE PROPERLY COMPLETED,
SIGNED AND MAILED, FAXED OR DELIVERED TO THE FOLLOWING ADDRESS PRIOR TO THE ELECTION DEADLINE:

                              Elekom Corporation
                            Attention:  Wayne Burns
                    155 - 108th Avenue, N.E., Eighth Floor
                              Bellevue, WA  98004
                           Fax No.:  (425) 586-2881

For information call Wayne Burns at (425) 586-2781

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SIGNATURES(S) REQUIRED

Signature(s) of Registered Holder(s) or Agent


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